April 28, 2004

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Princeton Review, Inc., which will be held on Wednesday, June 9, 2004 at 10:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024.

          Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

          Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

          We look forward to seeing you at the Annual Meeting.

Sincerely,

John S. Katzman
Chairman and Chief Executive Officer

New York, New York

THE PRINCETON REVIEW, INC.
2315 Broadway
New York, New York 10024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 9, 2004

          NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of The Princeton Review, Inc. (“The Princeton Review,” “we,” “us,” or “our”) will be held on Wednesday, June 9, 2004 at 10:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024, for the following purposes:

1.	To elect two Class III directors to serve on our Board of Directors until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

          Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

          The Board of Directors has fixed the close of business on April 21, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chernis
Secretary

New York, New York
April 28, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

THE PRINCETON REVIEW, INC.
2315 Broadway
New York, New York 10024

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 9, 2004

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Princeton Review, Inc. (“The Princeton Review,” “we,” “us,” or “our”) for use at the 2004 Annual Meeting of Stockholders of The Princeton Review to be held on June 9, 2004, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of two Class III directors to our Board of Directors, (2) to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

          This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 30, 2004. The Board of Directors has fixed the close of business on April 21, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of The Princeton Review’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 27,421,409 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

          The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class III directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

          Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class III directors named in this Proxy Statement, and FOR ratification of the Board of Directors’ selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

          A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of The Princeton Review at our address set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

          The Princeton Review’s 2003 Annual Report, including financial statements for the fiscal year ended December 31, 2003, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation materials.

PROPOSAL 1: ELECTION OF DIRECTORS

          Our Board of Directors currently consists of seven members and is divided into three classes, Class I, Class II and Class III, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

          At the Annual Meeting, two directors will be elected to serve until the 2007 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Richard Sarnoff and Mr. Howard A. Tullman to serve as Class III directors (the “Nominees”). Each of the Nominees is currently serving as a Class III director of The Princeton Review. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

          The Board of Directors recommends a vote FOR the Nominees.

Information Regarding Nominees and Directors

          The following biographical descriptions set forth certain information with respect to the two Nominees for election as Class III directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2005 and 2006, based upon information furnished to us by each director.

Class III Nominees for Election at 2004 Annual Meeting — Term to Expire in 2007

          Richard Sarnoff, 45, has served as a director of our company since 1998. Since 2000, Mr. Sarnoff has been President of the Corporate Development Group of Random House, Inc. and in 2002 was elected to the Supervisory Board of Random House’s parent company, Bertelsman AG. From 1998 to 2000, Mr. Sarnoff was Executive Vice President and Chief Financial Officer of Random House. From 1996 to 1998, Mr. Sarnoff served as Chief Financial Officer of Bantam Doubleday Dell, a consumer book publisher, and from 1995 to 1998, he was Senior Vice President, Corporate Development of Bantam Doubleday Dell. Mr. Sarnoff is also a director of Audible, Inc., a company that provides spoken audio content, and a member of several not-for-profit boards, including the Children’s Museum of Manhattan, the Center for Communications and the American Association of Publishers. Mr. Sarnoff received a BA from Princeton University and an MBA from Harvard Business School. Mr. Sarnoff was originally elected to our Board of Directors in accordance with the terms of our stockholders’ agreement which provided that, prior to our initial public offering, Random House was entitled to have one representative serve on our Board of Directors.

          Howard A. Tullman, 58, has served as a director of our company since March 2000. Since September 2002, Mr. Tullman has served as President of Kendall College, Evanston, Illinois. Since March 2000, Mr. Tullman has been the General Manager of the Chicago High Tech Investors I, LLC, an Internet-oriented investment fund. From September 2000 to July 2001, Mr. Tullman served as Chief Executive Officer and director of Worldwide Xceed Group, Inc., an Internet business consulting company. Mr. Tullman was hired by the Board of Directors of Worldwide Xceed Group to reorganize the company. In May 2001, Worldwide Xceed Group filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and was purchased by a third party in July 2001. From September 1996 to February 2000, Mr. Tullman was the Chief Executive Officer of Tunes.com, Inc. and its predecessors, an Internet music site he helped found, which was sold to EMusic.com, Inc. Mr. Tullman is the Chairman of the Board of The Cobalt Group, a company that provides Internet services to automobile dealers and manufacturers. Mr. Tullman received a BA from Northwestern University and a JD from Northwestern University School of Law.

Class I Continuing Directors — Term Expires in 2005

          John S. Katzman, 44, Chairman and Chief Executive Officer, founded our company in 1981. Mr. Katzman has served as our Chief Executive Officer and director since our formation. Mr. Katzman served as our President from 1981 until August 2000. Mr. Katzman is the brother of Richard Katzman, one of the other members of the Board of Directors. Mr. Katzman received a BA from Princeton University.

          Dr. Frederick S. Humphries, 68, has served as a director of our company since April 2002. Since January 1, 2002, Dr. Humphries has been President and Chief Executive Officer of the National Association for Equal Opportunity in Higher Education, an association of black colleges and universities that focuses on increasing minority student enrollment. Dr. Humphries has served as a member of the USDA Task Force of 1890 Land-Grant Institutions in addition to being involved in various civic and community activities. From 1985 to 2001, Dr. Humphries was the President of Florida Agricultural and Mechanical University in Tallahassee, Florida. Dr. Humphries received a Ph.D. in physical chemistry from the University of Pittsburgh, a BS from Florida A&M University, and has been awarded honorary degrees from Vincennes University of Indiana, Thomas A. Edison State College, Atlantic College & Theological Seminary (Nassau, Bahamas) and Shaw University.

          John C. Reid, 53, has served as a director of our company since March 2000. Since March 2001, Mr. Reid has been Chairman of the Board of Cross-Cultural Solutions, a not-for-profit in the field of international volunteerism.  From October 2001 to March 2003, Mr. Reid was Executive-in-Residence at Cedar Street Group, a venture capital company. From August 1999 to December 2001, Mr. Reid was the Chief Executive Officer of Comet Systems, a company that develops software for the Internet. From March until June of 2001, Mr. Reid also served as an executive consultant to LearnNow, Inc., a professional education management company acquired by Edison Schools, Inc., a private manager of public schools. From 1996 to 1999, Mr. Reid served as Chief Operating Officer of Edison Schools, Inc. From 1974 to 1996, Mr. Reid served in the executive management of The Coca-Cola Company, including from 1985 to 1996 as Senior Vice President, Coca-Cola USA and Chief Environmental Officer, The Coca-Cola Company. Mr. Reid is also a member of the boards of directors of Tutor.com, Inc. and Eduneering, Inc. Mr. Reid received a BA from Brandeis University and an MS from Massachusetts Institute of Technology.

Class II Continuing Directors — Term Expires in 2006

          Richard Katzman, 47, has served as a director of our company since 1985. Since 1997, Mr. Katzman has been the Chairman of the Board and Chief Executive Officer of Kaz, Inc., a manufacturer of humidifiers, vaporizers and other consumer appliances. From 1987 to 1997, Mr. Katzman served as President of Kaz, Inc. Mr. Katzman is the brother of John S. Katzman, the Chairman and Chief Executive Officer of our company. Mr. Katzman received a BA from Brown University.

          Sheree T. Speakman, 49, has served as a director of our company since March 2000. Since November 2003, Ms. Speakman has served as an independent consultant to the education services market. From 2001 to November 2003, Ms. Speakman was Vice President of Services and Support at EDmin.com, Inc., an enterprise solutions company focusing on K-12 education. From December 2002 to November 2003, Ms. Speakman was responsible for consulting and professional development for EDmin.com. From 1998 to 2001, Ms. Speakman was President and Chief Executive Officer of Fox River Learning, Inc., an education consulting firm acquired by EDmin.com in 2001. From 1983 to 1998, Ms. Speakman was a principal at Coopers & Lybrand LLP where she led their national efforts in K-12 financial analysis and consulting. Ms. Speakman received an AB from Albion College and an MBA from the University of Chicago.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, “Section 16 reporting persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of The Princeton Review. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except as follows: Ms. Linda Nessim-Rubin, Executive Vice President, Communications, filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 on April 9, 2004 with respect to grants to her husband, Joel Rubin, of (i) options to purchase 8,635 shares of our Common Stock on March 31, 2003 and (ii) options to purchase 7,000 shares of our Common Stock on May 2, 2003.

The Board of Directors, Its Committees and Corporate Governance

          Board of Directors.  Our Board of Directors consists of seven directors, as described in “Proposal 1: Election of Directors.” Our Board of Directors believes that there should be a majority of independent directors on the Board of Directors. Our Board of Directors also believes that it is useful and appropriate to have members of management as directors. The current board members include four independent directors and one member of our senior management.

          The Board of Directors has determined that each of Mr. Frederick S. Humphries, Mr. John C. Reid, Ms. Sheree T. Speakman and Mr. Howard A. Tullman qualify as “independent” in accordance with the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Nasdaq independence definitions include a series of objective tests, including that the director is not an employee of the company and has not been engaged in various types of business relationships with the company. In addition, as also required by the Nasdaq rules, the Board of Directors has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

          The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 2003, the Audit Committee met four times. The Compensation Committee did not meet in 2003, providing required authorizations and approvals by written consent. The Nominating Committee was established in the first quarter of 2004.

          Audit Committee. On February 26, 2004, the Board of Directors adopted an amended and restated charter for the Audit Committee (the “Charter”). A copy of the Charter is attached to this Proxy Statement as Appendix I. The Charter contains the Audit Committee’s mandate, membership requirements and duties and obligations. The Audit Committee assists the Board of Directors in its oversight of our financial accounting and reporting processes. In accordance with the Charter, the Audit Committee has the sole authority for the appointment, replacement, compensation, and oversight of the work of our independent auditor, reviews the scope and results of audits with our independent auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal controls over financial reporting, our disclosure controls and procedures, considers our auditors independence, and reviews and approves in advance all engagements of any accountant (including the fees and terms thereof). The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          The Audit Committee consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman. Each member of the Audit Committee is “independent” under the standards established by the Securities and Exchange Commission (the “SEC”) and Nasdaq Rule 4200(a)(15) for members of audit committees. The Audit Committee also includes a member who has been determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” The Board of Directors has determined that Sheree T. Speakman is an audit committee financial expert. The designation as audit committee financial expert is a disclosure requirement of the SEC related to Ms. Speakman’s experience and understanding of certain accounting and auditing matters. The designation does not impose upon Ms. Speakman any duties, obligations or liability that are greater than are generally imposed on her as a member of the Audit Committee, and her designation as audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee.

          Compensation Committee. The Compensation Committee has the sole authority and responsibility for reviewing and determining, or recommending to the Board of Directors for determination, the salary and other matters relating to the compensation of our Chief Executive Officer and all other executive officers. The Compensation Committee is also responsible for the administration of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), including reviewing management recommendations with respect to grants of awards and taking other actions as may be required in connection with our compensation and incentive plans. The Compensation Committee consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman. Each member of the Compensation Committee is  “independent” under the standards established by the SEC and Nasdaq.

          Nominating Committee.  The Nominating Committee has the authority and responsibility to identify, vet and recommend to the Board of Directors qualified candidates to serve as directors on our Board of Directors. In addition to considering candidates suggested by stockholders, the Nominating Committee solicits recommendations from our directors, members of management and others familiar with and experienced in the education services industry. The Nominating Committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the Nominating Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the education services industry, finance, marketing, international experience and culture. The Nominating Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors. The Nominating Committee also monitors and reviews the committee structure of the Board of Directors, and each year it recommends to the Board of Directors for its approval directors to serve as members of each committee. The Nominating Committee conducts an annual review of the adequacy of the Nominating and Governance Charter (described below) and recommends proposed changes. The Nominating Committee consists of the entire seven members of the Board of Directors, a majority of whom are “independent” under the standards established by the SEC and Nasdaq.

          Attendance at Board, Committee and Annual Stockholders’ Meetings.  The Board of Directors met four times during 2003. Each of our directors is expected to attend each meeting of the Board of Directors and the committees on which he or she serves. In 2003, each of our directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served.  We do not currently have a policy requiring attendance of our directors at our annual meetings of stockholders. One of our directors attended the 2003 Annual Meeting of Stockholders.

          Communications from Stockholders to Board members.  Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, The Princeton Review, Inc., 2315 Broadway, New York, NY  10024 or by email to Board@review.com. The name of any intended recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary, or other employee designated by the Corporate Secretary, to forward correspondence to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, or such employee designated by the Corporate Secretary, to review such correspondence and, in his discretion, not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

          Corporate Governance Guidelines.  On February 26, 2004, the Board of Directors adopted a Nominating and Governance Charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance, and (ii) procedures for the identification and selection of individuals qualified to become directors. At the same time, the Board of Directors also adopted a Code of Business Conduct, which applies to all of our directors, executive officers and employees. The Code of Business Conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.

          Among other matters, our Nominating and Governance Charter and Code of Business Conduct set forth the following governing principles:

            •     A majority of the directors on the Board of Directors should be “independent” as defined in the rules adopted by the SEC and Nasdaq.

            •     In order to facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.

            •     Compensation of our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their board service in addition to their regular employee compensation. Non-employee directors may not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

            •     The Audit Committee and Compensation Committee shall consist entirely of independent directors.

            •     Directors, executive officers and all employees must act at all times in accordance with the requirements of our Code of Business Conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings, and respect for and compliance with applicable law. Any change to or waiver of the requirements of the Code of Business Conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only the Board of Directors.  Any such change or waiver will be promptly disclosed as required by law or Nasdaq regulations.

          Our Nominating and Corporate Governance Charter and our Code of Business Conduct are posted on our Investor Relations web site at http://ir.princetonreview.com.

          Stockholder Nominations.  Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Mark Chernis, Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer’s business; whether such individual can read and understand basic financial statements; and board membership (if any). Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Submissions by shareholders must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

          Our by-laws prescribe an alternative procedure with regard to the nomination by stockholders of candidates for election as directors (the “Nomination Procedure”). The by-laws provide that a stockholder seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Mark Chernis, Secretary.

Compensation Committee Interlocks and Insider Participation

          During the fiscal year ended December 31, 2003, John C. Reid, Sheree T. Speakman and Howard A. Tullman served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. John Katzman, our Chairman and Chief Executive Officer, serves as a director and member of the compensation committee of Kaz, Inc. Richard Katzman, Chairman and Chief Executive Officer of Kaz, Inc., serves as a director of our company.

Compensation of Directors

          The Board of Directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the Board of Directors in addition to their compensation as employees. Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

          In May 2002, the Board of Directors adopted The Princeton Review, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan provides for annual compensation of our non-employee directors comprised of cash and options granted under the Stock Incentive Plan as set forth in the following table:

Option to purchase shares of our Common Stock granted on initial appointment as director	15,000 shares

Annual director retainer (paid quarterly)	$10,000

Additional annual retainer for committee chairs (paid quarterly)	$4,000

Option to purchase shares of our Common Stock in recognition of ongoing service (granted each June 1 after the second anniversary of appointment)	5,000 shares

Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred

          In accordance with the terms of the Director Compensation Plan, in June 2003, each of our non-employee directors other than Dr. Humphries received an option to purchase 5,000 shares of Common Stock in recognition of their ongoing services as directors (Dr. Humphries having not yet served for two years). These options have an exercise price of $5.58 per share and vest as to 6.25% of such shares each quarter until fully vested. Each of the options has a term of 10 years, subject to earlier termination in the event of termination of service as a director.

          We reimburse our directors for reasonable expenses they incur in attending meetings of our Board of Directors and its committees.

REPORT OF THE AUDIT COMMITTEE

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

          The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2003 and interim quarterly results, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 “Communications with Audit Committees,” and (iii) considered the independence of Ernst & Young LLP, by having discussions with representatives of Ernst & Young LLP, and received a letter from them including disclosures required by the Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the Audit Committee of the Board of Directors

Sheree T. Speakman, Chairperson
John C. Reid
Howard A. Tullman

EXECUTIVE COMPENSATION

          The following table shows the total compensation paid for the last three fiscal years to our Chief Executive Officer and the other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000 in 2003. The individuals included in the following table are collectively referred to as the “Named Executive Officers.”

Summary Compensation Table

				Long-Term Compensation Awards

Name and Principal Position	Annual Compensation			Number of Securities Underlying Options		All Other Compensation

	Year	Salary	Bonus

John S. Katzman	2003	$400,675	—	—		—
Chairman and Chief	2002	400,000	—	—		—
Executive Officer	2001	400,000	$25,000	—		—

Mark Chernis	2003	329,020	—	—		—
President, Chief Operating	2002	305,347	—	134,286	(1)	—
Officer and Secretary	2001	265,225	75,000	—		—

Stephen Quattrociocchi	2003	282,820	—	—		—
Executive Vice President, Test	2002	269,315	—	83,687	(2)	—
Preparation Services Division	2001	252,350	50,000	—		—

Bruce Task	2003	288,716	—	—	(3)	—
Executive Vice President, Princeton	2002	279,292	—	58,638	(4)	—
Review Ventures	2001	257,300	60,000	—		—

Stephen Melvin	2003	258,284	—	—		—
Chief Financial Officer and Treasurer	2002	250,687	—	28,571	(5)	—
	2001	210,000	55,000	100,000		—

(1)

Includes 34,286 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(2)

Includes 33,687 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(3)	Mr. Task will receive a bonus earned in 2003, but the amount of such bonus is not calculable as of the date hereof.

(4)

Includes 18,638 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(5)

These options were granted in lieu of a cash bonus for the 2002 fiscal year on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

Option Grants in 2003

          The following table shows grants of stock options to our Chief Executive Officer and to the other Named Executive Officers during 2003. The exercise price per share of each option was not less than the fair market value of the Common Stock on the date of grant. All options shown in the following table vest as to 6.25% of the total grant each quarter following the grant date until fully vested. All of the options have a term of 10 years, subject to earlier termination in the event of a termination of employment.

          Potential realizable values are net of exercise price before taxes and are based on the assumption that our Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants shown in the table below.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	5%	10%

John S. Katzman	—	—	—	—	—	—
Mark Chernis	34,286	7.9%	$ 4.12	3/31/13	$89,486	$224,573
Stephen Melvin	28,571	6.6%	$ 4.12	3/31/13	$74,570	$187,140
Stephen Quattrociocchi	33,687	7.8%	$ 4.12	3/31/13	$87,923	$220,650
Bruce Task	18,638	4.3%	$ 4.12	3/31/13	$48,645	$122,079

Aggregated Option Exercises And Year-End Option Values

          The following table provides information on options exercised during 2003, and options held at year end, by the Named Executive Officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at 2003 Year-End		Value of Unexercised In-the-Money Options at 2003 Year-End

			Exercisable	Unexercisable	Exercisable	Unexercisable

John S. Katzman	—	—	—	—	—	—
Mark Chernis	—	—	333,437	78,362	$1,022,325	$168,684
Stephen Melvin	13,500	$44,078	199,902	58,989	$630,551	$248,714
Stephen Quattrociocchi	—	—	169,722	31,250	$594,289	$65,625
Bruce Task	10,000	$53,212	85,676	27,511	$339,192	$58,426

Equity Compensation Plan Information

          Since the amount of benefits to be received by any participant in the Plan is determined by the Compensation Committee, the amount of future benefits allocated to any participant or group of participants in any particular year is not determinable. The following table sets forth certain information about shares of our stock outstanding and available for issuance under the Plan as of March 31, 2004. The table details the number of securities to be issued upon exercise of outstanding options under the Plan, the weighted average exercise price of outstanding options and the number of securities remaining available for future issuance under the Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans*

Stock Incentive Plan	2,532,627	$6.97	1,263,591

*	The number of securities remaining available for future issuance under our equity compensation plan is subject to annual increases as described in the Stock Incentive Plan.

Employment Agreements

          We have entered into employment agreements with each of our Named Executive Officers. The specific material terms of each of these employment agreements are set forth in the table below. Each of the agreements provides for an annual base salary that increases by 3% each year and includes a performance bonus calculated as a percentage of annual base salary. Each agreement provides for an initial term that ended February 14, 2004 with automatic renewal for additional two-year periods on each termination date of the preceding term of the agreement until the executive voluntarily terminates employment or until we give written notice of non-renewal at least six months prior to the anniversary date of the agreement.

          Certain of the employment agreements provide for the grant to the executive of options to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date. These stock options are subject to the provisions of our Stock Incentive Plan. The stock options granted to each executive vest in equal quarterly installments until the fourth anniversary of the date of the option grant. Regardless of these vesting provisions, the stock options become 100% exercisable upon the occurrence of a “change in control,” as defined in our Stock Incentive Plan.

          Under these agreements, if we terminate the executive’s employment without cause or if we do not renew the agreement, we have agreed to pay the executive his annual base salary, and, in certain cases, to reimburse the executive for any payments he makes to maintain medical and dental insurance, for a specified amount of time following termination.

          Each executive has agreed not to compete with us in the business of providing assistance with respect to preparation for standardized examinations or the college, professional school, or graduate school admissions process for 18 months following the expiration or termination of his agreement. Each executive has also agreed that for 18 months after the expiration or termination of his agreement, he will not solicit the services of any of our employees or our franchisees’ employees, and he will not take any action that results, or might reasonably result, in any employee ceasing to perform services for us or any of our franchisees and then commencing services for the executive.

Certain Material Terms of Employment Agreements with Named Executive Officers

Executive	Date of Agreement	Initial Annual Base Salary	Performance Bonus As Percentage of Annual Base Salary	Number of Options Granted		Duration of Severance Payments

John S. Katzman	4/11/02	$400,000	Up to 100%	—		18 months	(3)
Mark Chernis	4/10/02	320,000	Up to 50%	100,000	(1)	18 months	(3)
Stephen Melvin	10/15/01	250,000	Up to 50%	100,000	(2)	10 months
Steve Quattrociocchi	4/10/02	275,000	Up to 50%	50,000	(1)	12 months
Bruce Task	4/15/02	265,225	7.5 – 60%	40,000	(1)	12 months	(4)

(1)	Stock option exercise price of $7.65 per share.

(2)	Stock option exercise price of $5.20 per share.

(3)	Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the duration of the specified period.

(4)

Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the number of weeks equal to twice the number of years Mr. Task was employed by us. Additionally, if Mr. Task voluntarily terminates his employment, we have agreed to pay him his base salary for six months following such termination.

          We have begun to renegotiate employment arrangements with our Named Executive Officers and expect to enter into new employment agreements with them by the end of the second quarter of 2004.

Report on Executive Compensation

          The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board of Directors for determination, the compensation package of the Chief Executive Officer. The Compensation Committee also considers the design and effectiveness of the compensation program for the other executive officers of the company and approves the final compensation package, employment agreements and stock option grants for all executive officers. The Compensation Committee is composed entirely of independent directors who have never served as officers of The Princeton Review.

          Executive Compensation Objectives and Philosophy. The objective of The Princeton Review’s executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of the company and to align the interests of these executives with those of our stockholders. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, the Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives. The Princeton Review’s policy is to enter into employment agreements with all executive officers. These employment agreements are typically for an initial term of two years, renewing automatically for additional two-year periods, and set forth initial base salary levels and bonus ranges, with minimum increases provided for within a specified range.

          Base Salary. In establishing base salaries, the Compensation Committee primarily considers prior and current period performance, scope of responsibilities and compensation levels for similar positions at companies similar to The Princeton Review. Base salaries are generally specified under employment agreements with executive officers, providing for minimum yearly increases within a specified range.

          Annual Incentives. In addition to base salaries, executive officers are eligible to receive annual cash bonuses. Cash bonuses payable to executives are based primarily upon achievement of specified individual and company performance objectives. Minimum annual bonus eligibility is generally set forth in the executive’s employment agreement and is expressed as a percentage of base salary. Bonuses are determined after an evaluation of the level of attainment of specified individual and company performance goals. None of the Named Executive Officers other than Bruce Task will receive a bonus for the 2003 fiscal year. Mr. Task’s bonus for 2003 has not been determined as of the date hereof.

          Long-Term Equity-Based Incentive Awards. Long-term equity-based incentives are provided by the company to executive officers through the granting of stock options. Stock option grants are designed to align the executive’s interests with those of the stockholders and provide each executive officer with a significant incentive to manage the company in a manner which maximizes stockholder value. Stock options are granted pursuant to our Stock Incentive Plan, which also authorizes grants of restricted and deferred stock awards. The Compensation Committee determines the size of the stock option grants according to each executive’s position with, and contribution to, the company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account each individual’s potential for future responsibility and promotion, the levels of equity ownership of executives in similar positions at comparable companies and the number of options held by that individual at the time of the new grant. Mark Chernis, Steve Melvin, Steve Quattrociocchi and Bruce Task received option grants during the 2003 fiscal year. The material terms of these stock option grants are described above in “Option Grants in 2003.”

          Chief Executive Officer Compensation. The principal factors considered by the Compensation Committee for Mr. Katzman’s compensation package are generally the same as those considered by the Compensation Committee in relation to the compensation of the other executive officers, with the exception that Mr. Katzman’s compensation does not have a long term equity-based incentive component, since Mr. Katzman already holds a large percentage of the company’s stock. Mr. Katzman’s base salary for the fiscal year 2003 was $400,675, which was consistent with the initial base salary set forth in his employment agreement and was set by the Compensation Committee after an evaluation of the company’s performance for the 2001 fiscal year. Mr. Katzman’s employment agreement also provides that his bonus, if any, for 2003 is to be calculated utilizing a formula that takes into account the company’s success in achieving certain statement of operations-based performance objectives and the company’s stock price. Mr. Katzman did not receive a bonus for the 2003 fiscal year. The material terms of Mr. Katzman’s employment agreement are described above under “Employment Agreements.”

          Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on The Princeton Review’s tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the company’s stockholders. The Compensation Committee’s policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing the company’s executives with appropriate compensation for their performance. The Princeton Review did not pay any compensation during 2003 that would be subject to the limitations set forth in section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Howard A. Tullman, Chairman
John C. Reid
Sheree T. Speakman

STOCK PERFORMANCE GRAPH

          The following graph provides a comparison of the cumulative total stockholder return on our Common Stock for the period from June 19, 2001 (the date upon which our Common Stock commenced trading on the Nasdaq National Market) to December 31, 2003 with the cumulative total return for (i) the Nasdaq Stock Market Composite Index (the “NASDAQ Index”) and (ii) a peer group that we selected that consists of companies that provide various educational services. The peer group is comprised of Childtime Learning Centers, Inc. (CTIM), Devry, Inc. (DV), eCollege.com, Inc. (ECLG), Nobel Learning Communities, Inc. (NLCI), Plato Learning, Inc. (TUTR), Renaissance Learning, Inc. (RLRN) and Scholastic Corp. (SCHL) (the “Peer Index”). The Peer Index no longer includes Lightspan, Inc., Sylvan Learning Systems, Inc. and Riverdeep Group plc. We removed Lightspan from the Peer Index this year because it was acquired by Plato Learning, and its stock is no longer publicly traded in the United States. We removed Sylvan Learning Systems from the Peer Index this year because in March 2003, Sylvan Learning Systems agreed to sell its tutoring business and learning centers, and to disband its division focusing on online-learning initiatives. We removed Riverdeep Group from the Peer Index last year because it was de-listed from the Nasdaq National Market in 2002, and its stock is no longer publicly traded in the United States.

          Total return values were calculated based on cumulative total return assuming the investment, at the closing price on June 19, 2001, of $100 in each of the Common Stock, the NASDAQ Index and the Peer Index.

	6/19/01	12/31/01	12/31/02	12/31/03

The Princeton Review, Inc.	$100	$80.53	$52.11	$102.63
Nasdaq	$100	$97.88	$67.02	$100.54
Peer Index	$100	$90.82	$62.22	$74.65

          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by us under those statutes.

OWNERSHIP OF SECURITIES

          The following table shows, as of March 31, 2004, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or Nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock, and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

          Unless indicated otherwise below, the address for each listed director and officer is The Princeton Review, Inc., 2315 Broadway, New York, New York 10024. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following March 31, 2004, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,396,790 shares of Common Stock outstanding as of March 31, 2004.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

John S. Katzman(1)	9,270,885	33.84%

SGC Partners II, LLC(2)	2,478,016	9.04
1221 Avenue of the Americas
New York, NY 10020

Random House TPR, Inc.(3)	1,930,131	7.05
1745 Broadway
New York, NY 10036

Liberty Wanger Asset Management, L.P.(4)	1,900,000	6.94
227 W. Monroe Street, Suite 3000
Chicago, IL 60606

Mazama Capital Management, Inc.(5)	1,551,301	5.66
One S.W. Columbia, Suite 1860
Portland, OR 97258

Mark Chernis(6)	753,646	2.72

Bruce Task(7)	268,491	*

Stephen Melvin(8)	244,269	*

Stephen Quattrociocchi(9)	244,180	*

Frederick S. Humphries(10)	1,969	*

Richard Katzman(11)	53,044	*

John C. Reid(12)	20,046	*

Richard Sarnoff(13)	18,989	*

Sheree T. Speakman(12)	20,046	*

Howard A. Tullman(12)	30,734	*

All executive officers and directors as a group (16 persons)(14)	11,427,132	39.94%

*	Less than one percent.

(1)

Includes 102,160 shares held by Mr. Katzman’s wife. Mr. Katzman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 1,100,173 shares held by Katzman Business Holdings, L.P. and 276 shares held by Katzman Management, Inc. Katzman Management is the general partner of Katzman Business Holdings and is wholly owned by Mr. Katzman. Also includes 828,638 shares held by Mr. Katzman that Mr. Katzman pledged to Reservoir Capital Partners, L.P. as security in connection with Mr. Katzman’s personal guaranty of debt obligations of Student Advantage, Inc. to Reservoir Capital Partners and other lending parties.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)

SGC Partners II is a wholly-owned subsidiary of SG Merchant Banking Fund, L.P. The general partner of SG Merchant Banking Fund is SG Capital Partners, LLC. The managing member of SG Capital Partners is SG Cowen Securities Corporation. As a result of these relationships, SG Merchant Banking Fund, SG Capital Partners and SG Cowen Securities Corporation may each be deemed to share beneficial ownership of these shares. Each of these entities disclaims beneficial ownership.

(3)	Random House TPR, Inc. is a wholly-owned subsidiary of Random House, Inc.

(4)

Liberty Wanger Asset Management, L.P. is a limited partnership whose general partner is WAM Acquisition GP, Inc. Liberty Acorn Trust is a discretionary client of Liberty Wanger Asset Management on whose behalf certain of these shares were acquired. Liberty Wanger Asset Management, WAM Acquisition GP and Liberty Acorn Trust share voting and dispositive power over these shares and may each be deemed to share beneficial ownership of these shares.

(5)	Mazama Capital Management, Inc. has sole voting power with respect to 797,805 shares and sole power to dispose of or direct the disposition of 1,551,301 shares.

(6)	Includes 361,799 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(7)	Includes 93,187 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(8)	Includes 221,391 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(9)	Includes 175,972 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(10)	Includes 1,969 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(11)	Includes 45,426 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(12)	Includes 20,046 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(13)	Includes 18,989 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(14)	Includes 1,214,231 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Random House, Inc.

          During 2003, we derived a total of approximately $3.6 million in revenue from royalties, marketing fees, advances, copy editing fees and other fees from Random House, Inc. under a number of publication agreements. Random House, through its subsidiary Random House TPR, Inc., beneficially owned approximately 7.05% of our Common Stock, as of March 31, 2004. Richard Sarnoff, President of the Corporate Development Group of Random House, also serves on our Board of Directors.

          We believe that our transactions with Random House were in our best interests and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Acquisition of Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc.

          On March 2, 2001, we acquired the assets comprising the businesses of two of our former franchisees, Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc. Robert L. Cohen, who became our Executive Vice President, K-12 Services division immediately following this transaction, is co-founder and 50% owner of Princeton Review of Boston and co-founder and 47.5% owner of Princeton Review of New Jersey. Upon the consummation of this acquisition, Mr. Cohen executed an employment agreement with us. In addition, Joel Rubin, the spouse of Linda Nessim-Rubin, our Executive Vice President, Communications, is an employee and 5% owner of Princeton Review of New Jersey and is an employee of Princeton Review of Boston.

          The total purchase price paid by us in connection with this acquisition was approximately $13.8 million and was determined through arm’s length negotiations between us and the sellers, including Mr. Cohen. Approximately $10,175,000 of the purchase price was paid in cash at the time of the closing and the remaining $3,625,000 was paid by delivery of two subordinated promissory notes. Mr. Cohen’s interest in the consideration paid by us for the assets of these businesses corresponds to his percentage ownership in Princeton Review of Boston and Princeton Review of New Jersey. Mr. Cohen also received a payment from us in the amount of $200,000 in consideration for the non-competition and non-solicitation restrictions set forth in the asset purchase agreement relating to the transaction.

          Mr. Rubin’s interest in the consideration paid by us for the assets of Princeton Review of New Jersey corresponds to his 5% equity interest in that company. Mr. Rubin’s interest in the consideration paid by us for the assets of Princeton Review of Boston is governed by a long-term employment agreement that gives him a right to a bonus equal to 5% of the proceeds from the sale of the assets of Princeton Review of Boston.

Other Transactions

          Under an employment agreement with Mark Chernis, our President and Chief Operating Officer, in 2001 we agreed to lend Mr. Chernis on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 178,316 shares of our Common Stock owned by Mr. Chernis. The loan is evidenced by a promissory note and a pledge and security agreement entered into on November 27, 2001, and a second promissory note entered into on March 7, 2002. As of March 31, 2004, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

          Under an employment agreement with Bruce Task, our Executive Vice President, Princeton Review Ventures, in 2001 we agreed to lend Mr. Task on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 120,750 shares of our Common Stock owned by Mr. Task. The loan is evidenced by a promissory note and a pledge and security agreement entered into on August 15, 2001. As of March 31, 2004, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

          On July 30, 2002, the Sarbanes-Oxley Act of 2002, a broad accounting and corporate governance reform act, became law. Among other things, the Sarbanes-Oxley Act prohibits us from entering into personal loans to or for any of our directors or executive officers. We entered into the transactions described above before the passage of the Sarbanes-Oxley Act. In accordance with the Sarbanes-Oxley Act, we will not renew or materially modify the terms of these existing arrangements or enter into any new personal loans with any of our directors or executive officers.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          In accordance with the Audit Committee Charter, the Audit Committee has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2004. The Board of Directors hereby requests that the stockholders ratify such appointment. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

Fees Paid to Ernst & Young LLP

          The following table sets forth the fees that we paid or accrued for the audit and other services provided by Ernst & Young in fiscal year 2003 and 2002:

	2003		2002

Audit Fees	$468,375	(1)	$323,977
Audit-Related Fees	19,325		17,850
Tax Fees	3,000		—
All Other Fees	1,629		1,694

Total	$492,329		$343,521

          (1)     Includes an estimated $100,000 final payment for the annual audit for 2003.

          Audit Fees.  This category includes the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

          Audit-Related Fees.  This category consists of assurance and related services provide by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits, other accounting consulting, vendor compliance audits, royalty audits and due diligence services rendered in connection with acquisitions of our franchised operations.

          Tax Fees.  This category consists of professional services rendered by Ernst & Young, primarily in connection with strategic planning with respect to possible acquisitions.

          All Other Fees.  This category consists of fees for subscriptions and other miscellaneous items.

          Pre-Approval Policies and Procedures.  In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accountants who will perform permissible non-audit services or audit, review or attest services for the Company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

          All audit fees, audit-related fees, tax fees and all other fees of our principal accountant for 2003 were pre-approved by the Audit Committee.

          The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

OTHER MATTERS

Solicitation of Proxies

          The cost of solicitation of proxies in the form enclosed herewith will be paid by The Princeton Review. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals

          For stockholder proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders to be held in 2005 (the “2005 Annual Meeting”), all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) must be satisfied and such proposals must be received by us at our principal executive offices no later than Thursday, December 30, 2004.

          Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2005 Annual Meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2005 Annual Meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the Annual Meeting. Accordingly, for our 2005 Annual Meeting, proposals must be received at our principal executive offices not earlier than Sunday, March 13, 2005 and not later than Tuesday, April 12, 2005. However, in the event that the 2005 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2005 Annual Meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

          All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Mark Chernis, Secretary.

Other Matters

          The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board Of Directors

Mark Chernis
Secretary

Dated: April 28, 2004

Appendix I

The Princeton Review, Inc.
Amended and Restated Audit Committee Charter

I.             Purpose

               The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and financial reporting processes and systems, including (i) the quality and integrity of the Company’s accounting and reporting practices, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and internal auditor, and (iv) the Company’s compliance with legal and regulatory requirements.  The Audit Committee serves as a board level monitor of the Company’s relationship with the independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor, and the experience of its members in business, financial and accounting matters.

               The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing or reviewing those financial statements.  The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditor.  The Audit Committee is not required to certify that the independent auditor is independent under applicable rules.

II.           Membership and Structure

               The Audit Committee shall be comprised of at least three members of the Board of Directors appointed by the Board of Directors.  Each member shall satisfy the independence and financial literacy requirements of Rule 4350(d)(2) of The Nasdaq Stock Market, Inc. (“Nasdaq”), Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities Exchange Commission (the “SEC”) and other applicable federal law.  At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication as set forth in Nasdaq Rule 4350(d)(2)(A).  Each member will be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment.

               Each member of the Audit Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal.  The Board of Directors may choose to designate one or more members of the Audit Committee as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act.  Unless a chair is elected by the full Board of Directors, the members of the Audit Committee shall designate a chair by the majority vote of the members of the Audit Committee.  The chair shall be entitled to cast a vote to resolve any ties.

               The Audit Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board of Directors.

III.         Meetings

               The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly.  The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.  The chair will lead all regular sessions of the Audit Committee and set the agendas for Audit Committee meetings.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV.         Responsibilities

               The following shall be the common recurring activities of the Audit Committee in carrying out its duties as set forth in Section I of this Charter.  The Audit Committee may carry out additional activities and adopt additional policies and procedures as may be appropriate in light of business, legislative, regulatory, legal or other conditions.  The Audit Committee shall also carry out other activities delegated to it by the Board of Directors.

•

The Audit Committee shall have the sole authority for the appointment, replacement, compensation, and oversight of the work of the Company’s independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting.  The independent auditor shall report directly to the Audit Committee.

•

The Audit Committee shall review and discuss with the independent auditor (i) the scope and plans for their audit, including the adequacy of staffing, compensation and timing of the audit, (ii) the results of the annual audit examination and accompanying management letters, and (iii) the results of the independent auditor’s procedures with respect to interim periods.

•

The Audit Committee ensure its receipt of, and then shall review and discuss, the written statement from the independent auditor concerning any relationship between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

•

The Audit Committee shall review and discuss reports from the independent auditors on (i) all critical accounting policies and practices used by the Company, (ii) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of using the alternative treatments and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditors and management.

•

The Audit Committee shall review and discuss with management and the independent auditor (i) the adequacy and effectiveness of the Company’s controls (including any significant deficiencies in the design or operation of the Company’s internal controls or material weaknesses therein and any fraud involving management or other employees who have a significat role in the Company’s internal controls), (ii) management’s annual assessment of the effectiveness of the internal controls and the independent auditor’s attestation and report about management’s assessment as required by the SEC, and (iii) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports thereon.

•

The Audit Committee shall review annually with the Company’s Chief Financial Officer and internal comptroller the scope of the internal audit program, and review annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•

The Audit Committee shall review and discuss with management and the independent auditor the annual audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K and recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K for the year.

•	The Audit Committee shall provide the “Report of the Audit Committee” required by the rules of the SEC to be included in the Company’s annual proxy statement.

•

The Audit Committee shall review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the interim financial information and business discussion included therein, prior to the filing of each Form 10-Q.

•

The Audit Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

The Audit Committee shall review and approve in advance on a case-by-case basis all engagements by the Company of accountants (including the fees and terms thereof) that will perform permissible non-audit services or audit, review or attest services for the Company, with exceptions provided for de minimus amounts under certain circumstances as prescribed by Section 10A(i)(1)(B) of the Exchange Act.  The Audit Committee may establish detailed pre-approval policies and procedures pursuant to which such engagements are pre-approved without a meeting of the Audit Committee.

•

The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest on an ongoing basis and shall review and have prior-approval authority for related-party transactions.

•	The Audit Committee shall review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

•	The Audit Committee shall maintain adequate minutes of its meetings and other activities, and will report its actions at the following meeting of the Board of Directors.

           V.               Authority

The Audit Committee shall have the following additional rights and authority:

•	The Audit Committee shall have the authority to engage independent legal, accounting or other advisers, as it determines necessary to carry out its duties.

•

The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for the payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (ii) compensation to any advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•

The Audit Committee shall have the authority designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

•	The activities set forth in this Charter are guidelines, and the Audit Committee may supplement or modify them as appropriate.

         VI.                 Annual Evaluation

               The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of this Charter, and recommends any changes to the full Board of Directors.

THE PRINCETON REVIEW, INC.

This Proxy is Solicited on Behalf of The Board Of Directors

               The undersigned stockholder of The Princeton Review, Inc. (the “Company”), hereby appoints John S. Katzman, Mark Chernis and Stephen Melvin and each of them, with power of substitution to each, true and lawful Proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company held of record by the undersigned as of the close of business on April 21, 2004 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 9, 2004 at 10:00 a.m., local time, at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024 (the “Annual Meeting”), and any adjournments or postponements thereof.

               The shares represented by this proxy will be voted in the manner directed.  If no direction is given, the shares will be voted FOR the two nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROPOSAL 1.  Election of Directors

☐	FOR all nominees listed below	☐	WITHHOLD authority to vote for all nominees listed below

          To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Richard Sarnoff	Howard A. Tullman

          Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2.  To ratify and approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

☐	FOR PROPOSAL 2	☐	AGAINST PROPOSAL 2	☐	ABSTAIN ON PROPOSAL 2

          Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

(see reverse side)

               The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2004.

Date:

Signature:

Signature:

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

PLEASE SIGN, DATE AND RETURN IMMEDIATELY